SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------

                                   FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): April 6, 2001



                             SALES STRATEGIES, INC.
             (Exact name of registrant as specified in its charter)

                                    000-30623
                            (Commission File Number)


              NEVADA                                         88-0443498
(State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                          Identification No.)



          16133 VENTURA BOULEVARD, SUITE 635, ENCINO, CALIFORNIA 91436
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (818) 981-1796


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Item 4    Changes in Registrant's Certifying Accountant

     For the fiscal years ended December 31, 1999 and 1998 and the interim period subsequent to December 31, 1999, the firm of Merdinger, Fruchter, Rosen & Corso, P.C. ("Merdinger Fruchter Rosen & Corso") served as the Company's auditors. Effective April 6, 2001, the Board of Directors of the Company approved the change of accountants. On April 6, 2001, management of the Company dismissed Merdinger Fruchter Rosen & Corso and engaged Stonefield Josephson, Inc. of Santa Monica, California, as its independent public accountants to audit its financial statements for the fiscal year ended December 31, 2000.

     During the period of engagement of Merdinger Fruchter Rosen & Corso there were no disagreements between the Company and Merdinger Fruchter Rosen & Corso on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements (if not resolved to the satisfaction of Merdinger Fruchter Rosen & Corso) would have caused Merdinger Fruchter Rosen & Corso to make reference in connection with their report to the subject matter of the disagreements. The accountants' report on the financial statements of the Company for the fiscal years ended December 31, 1999 and 1998 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope or accounting principles, except to express doubt as to the Company's ability to continue as a going concern.

     The Company has requested Merdinger Fruchter Rosen & Corso to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Merdinger Fruchter Rosen & Corso agrees with the above statements, which letter is attached to this filing as exhibit 99.1.

Item 7   Exhibits

    99.1  Letter from Merdinger, Fruchter, Rosen & Corso, P.C.



                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 10, 2001

                                              SALES STRATEGIES, INC.



                                              By:  /s/ Hagit Bernstein
                                                 ---------------------------
                                                 Name:  Hagit Bernstein
                                                 Title: President